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                                                        EXHIBIT 2.4
                      DELCO INTERNATIONAL, LTD.
                       19 Harbor Park Drive
                  Port Washington, New York 11050

                    August 9, 2000



Catherine H. Suttmeier, Esq.
General Counsel
Oneida Ltd.
163-181 Kenwood Avenue
Oneida, New York 13421

Debbie DeMarco
The Chase Manhattan Bank N.A.
450 West 33rd Street, 10th
Floor
New York, New York, 10001

                Amendments to the Escrow Agreement
Ladies and Gentlemen:
          Reference is made to the Escrow Agreement, dated as of May 30, 2000 (the "Escrow Agreement"), among Oneida Ltd.
("Oneida"), Delco International, Ltd. (the "Company"), Perry
Delman, Robert Delman, Peter Kranes, Michael Sehlmeyer and Dennis Kanfer (each, a "Stockholder"; collectively, the "Stockholders") and The Chase Manhattan Bank N.A. (the "Escrow Agent").
Capitalized terms used in this letter agreement not otherwise defined herein shall have the meaning ascribed to them in the Escrow Agreement.
          The parties hereto hereby agree to the following:
          The third recital clause of the Escrow Agreement is hereby amended and restated in its entirety to read as follows:
          WHEREAS, it is contemplated under the Stock Purchase Agreement that the Purchaser, as a portion of the Purchase Price, will deposit or cause to be deposited into escrow the sum of $3,000,000 in cash on the Closing Date (the "Indemnity Escrow Amount"; the Indemnity Escrow Amount and all interest and income accrued thereon being referred to herein as the "Indemnity Escrow Fund" and, together with the Adjustment Escrow Fund, the "Escrow Funds") to be held and disbursed by the Escrow Agent in accordance with Section 5 of this Agreement.
          Except as otherwise provided herein, all of the terms and provisions of the Escrow Agreement remain in full force and effect.
          Please confirm that the foregoing correctly sets forth our agreement by signing this letter agreement in the space provided below.



                                        Very Truly Yours
                                        DELCO INTERNATIONAL, LTD. By
                                        /s/ ROBERT DELMAN
                                             Name: Robert Delman
                                             Title: President

                                        /s/ PERRY DELMAN
                                        Perry Delman

                                        /s/ ROBERT DELMAN

                                        Robert Delman

                                        /s/ PETER KRANES
                                        Peter Kranes

                                        /s/ MICHAEL SEHLMEYER
                                        Michael Sehlmeyer

                                        /s/ DENNIS KANFER
                                        Dennis Kanfer



Agreed and accepted as of
the date first above written:

ONEIDA LTD.
By /s/ CATHERINE SUTTMEIER
Name:     Catherine Suttmeier
Title:    Vice President, Secretary and
     General Counsel


THE CHASE MANHATTAN BANK N.A.
By  /s/ DEBBIE DEMARCO
Name:  Debbie DeMarco
Title:    Assistant Vice President